Exhibit (a)(5)(iv) To Schedule 14D-9
Communications sent to the Company’s option holders beginning on January 26, 2010

To:	Quixote Corporation Non-Management Employee and Former Employee Stock Option Holders

From:	Daniel P. Gorey, Executive Vice President and Chief Financial Officer

Re:	Treatment of Your Stock Options in the Trinity Industries, Inc. Acquisition of Quixote Corporation

Q: Why am I receiving this notice?
A: As part of the agreement that Quixote entered into with Trinity Industries, Inc. to purchase all of the outstanding common stock of Quixote for $6.38 per share, all outstanding options to purchase Quixote stock will be fully vested and cancelled at the closing of the acquisition, which will occur upon the merger of Quixote and a Trinity subsidiary once the currently outstanding tender offer by Trinity is completed. This closing is currently scheduled for February 5, 2010.
Q: Will I receive consideration for the cancellation of my options to purchase Quixote stock in connection with the acquisition?
A: Yes. The consideration (“Option Consideration”) you will receive on cancelation of your options will depend on whether the exercise price of your option is less than $6.38 (“In-the-money-options”) or equal to or more than $6.38 per share (“Out-of-the-money-options”).
In-the Money Options. If you have any unexercised options with an exercise price below the $6.38 tender offer from Trinity, these options will be automatically cashed out upon closing of the acquisition transaction at $6.38 per share minus the option price.
EXAMPLE: You have 1,000 unexercised stock options at an option price of $2.08. These options will be cashed out at the tender offer of $6.38 per share.
$6.38 — $2.08 = $4.30 per share. Multiply this by 1,000 shares for a gross Option Consideration of $4,300.00.
Out-of-the Money Options. If you have any unexercised options with a purchase price at or above the $6.38 tender offer from Trinity, these options will be automatically cashed out upon closing of the acquisition transaction at $0.40 per share subject to the option.
EXAMPLE: You have 1,000 unexercised stock options at an option price of $19.40. These options will be cashed out at $0.40 per share subject to the option.
$0.40 per share. Multiply this by 1,000 shares for a gross Option Consideration of $400.00.
Q: When will I receive my Option Consideration? Will taxes be withheld from my payment?
A: If you are an employee of Quixote or its subsidiaries, your Option Consideration will be paid to you through the payroll system, minus applicable withholding taxes, as soon as possible after closing.
If you are no longer an employee, you will receive a check for your Option Consideration as soon as possible after closing with no taxes withheld. You will be responsible for paying all applicable taxes and at calendar year-end you will receive a form 1099 reporting this income to you.
Q: What do I have to do to receive my Option Consideration?
A: Attached to this memorandum is an Option Surrender Agreement which contains specific information concerning your options and the Option Consideration you are entitled to receive.
PLEASE SIGN THE ENCLOSED SIGNATURE PAGE TO YOUR OPTION SURRENDER AGREEMENT AND RETURN IT AS DIRECTED BELOW BEFORE FEBRUARY 5, 2010 IN ORDER TO RECEIVE YOUR OPTION CONSIDERATION IN A TIMELY MANNER AT THE CLOSING OF THE ACQUISITION. IF YOU DO NOT RETURN YOUR OPTION SURRENDER AGREEMENT SIGNATURE PAGE BY THAT DATE YOUR PAYMENT WILL BE DELAYED UNTIL YOU DO SO.

Please return your signed Option Surrender Agreement signature page to:
Joan R. Riley
General Counsel
Quixote Corporation
35 East Wacker Drive
Chicago, Illinois 60601
Fax: 312.467.1356
You should retain your copy of the Option Surrender Agreement for your records.
Q: Who do I contact with additional questions about my stock options?
A: Please contact Joan R. Riley, Quixote’s Vice President and General Counsel by telephone at 312.705.8440 or by email at joan.riley@quixotecorp.com.
Q: Where can I find additional information about the acquisition?
Trinity’s ongoing cash tender offer for Quixote for $6.38 per share commenced on January 7, 2010 and currently is scheduled to remain open until February 4, 2010. In connection with the tender offer, Trinity filed a Tender Offer Statement in Schedule TO with the U.S. Securities and Exchange Commission (“SEC”) on January 7, 2010, as amended on January 15, 2010 and January 21, 2010 (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) (as so amended the “Tender Offer Statement”). In addition, on January 7, 2010, Quixote filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended on January 15, 2010, January 19, 2010 and January 22, 2010, with respect to the Tender Offer. You may obtain copies of these documents for free at the SEC’s website at www.sec.gov.
This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company pursuant to Trinity’s tender offer or otherwise. Any offers to purchase or solicitations of offers to sell are being made only pursuant to the Tender Offer Statement.

To:	Quixote Corporation Management Stock Option Holders

From:	Daniel P. Gorey, Executive Vice President and Chief Financial Officer

Re:	Treatment of Your Stock Options in the Trinity Industries, Inc. Acquisition of Quixote Corporation

Q: Why am I receiving this notice?
A: As part of the agreement that Quixote entered into with Trinity Industries, Inc. to purchase all of the outstanding common stock of Quixote for $6.38 per share, all outstanding options to purchase Quixote stock will be fully vested and cancelled at the closing of the acquisition, which will occur upon the merger of Quixote and a Trinity subsidiary once the currently outstanding tender offer by Trinity is completed. This closing is currently scheduled for February 5, 2010.
Q: Will I receive consideration for the cancellation of my options to purchase Quixote stock in connection with the acquisition?
A: Yes. The consideration (“Option Consideration”) you will receive on cancelation of your options will depend on whether the exercise price of your option is less than $6.38 (“In-the-money-options”) or equal to or more than $6.38 per share (“Out-of-the-money-options”).
In-the Money Options. If you have any unexercised options with a purchase price below the $6.38 tender offer from Trinity, these options will be automatically cashed out upon closing of the acquisition transaction at $6.38 per share minus the option price.
EXAMPLE: You have 1,000 unexercised stock options at an option price of $2.08. These options will be cashed out at the tender offer of $6.38 per share.
$6.38 — $2.08 = $4.30 per share. Multiply this by 1,000 shares for a gross Option Consideration of $4,300.00.
Out-of-the Money Options. If you have any unexercised options with a purchase price at or above the $6.38 tender offer from Trinity, these options will be automatically canceled at closing without the payment of additional consideration.
Q: When will I receive my Option Consideration? Will taxes be withheld from my payment?
A: Your Option Consideration will be paid to you through the payroll system, minus applicable withholding taxes, as soon as possible after closing.
Q: What do I have to do to receive my Option Consideration?
A: Attached to this memorandum is an Option Surrender Agreement which contains specific information concerning your options and the Option Consideration you are entitled to receive.
PLEASE SIGN THE ENCLOSED SIGNATURE PAGE TO YOUR OPTION SURRENDER AGREEMENT AND RETURN IT AS DIRECTED BELOW BEFORE FEBRUARY 5, 2010 IN ORDER TO RECEIVE YOUR OPTION CONSIDERATION IN A TIMELY MANNER AT THE CLOSING OF THE ACQUISITION. IF YOU DO NOT RETURN YOUR OPTION SURRENDER AGREEMENT SIGNATURE PAGE BY THAT DATE YOUR PAYMENT WILL BE DELAYED UNTIL YOU DO SO.
Please return your signed Option Surrender Agreement signature page to:
Joan R. Riley
General Counsel
Quixote Corporation
35 East Wacker Drive
Chicago, Illinois 60601
Fax: 312.467.1356

You should retain your copy of the Option Surrender Agreement for your records.
Q: Who do I contact with additional questions about my stock options?
A: Please contact Joan R. Riley, Quixote’s Vice President and General Counsel by telephone at 312.705.8440 or by email at joan.riley@quixotecorp.com.
Q: Where can I find additional information about the acquisition?
Trinity’s ongoing cash tender offer for Quixote for $6.38 per share commenced on January 7, 2010 and currently is scheduled to remain open until February 4, 2010. In connection with the tender offer, Trinity filed a Tender Offer Statement in Schedule TO with the U.S. Securities and Exchange Commission (“SEC”) on January 7, 2010, as amended on January 15, 2010 and January 21, 2010 (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) (as so amended the “Tender Offer Statement”). In addition, on January 7, 2010, Quixote filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended on January 15, 2010, January 19, 2010 and January 22, 2010, with respect to the Tender Offer. You may obtain copies of these documents for free at the SEC’s website at www.sec.gov.
This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company pursuant to Trinity’s tender offer or otherwise. Any offers to purchase or solicitations of offers to sell are being made only pursuant to the Tender Offer Statement.

To:	Quixote Corporation Non-Employee Director Stock Option Holders

From:	Daniel P. Gorey, Executive Vice President and Chief Financial Officer

Re:	Treatment of Your Stock Options in the Trinity Industries, Inc. Acquisition of Quixote Corporation

Q: Why am I receiving this notice?
A: As part of the agreement that Quixote entered into with Trinity Industries, Inc. to purchase all of the outstanding common stock of Quixote for $6.38 per share, all outstanding options to purchase Quixote stock will be fully vested and cancelled at the closing of the acquisition, which will occur upon the merger of Quixote and a Trinity subsidiary once the currently outstanding tender offer by Trinity is completed. This closing is currently scheduled for February 5, 2010.
In-the Money Options. If you have any unexercised options with a purchase price below the $6.38 tender offer from Trinity, these options will be automatically cashed out upon closing of the acquisition transaction at $6.38 per share minus the option price.
EXAMPLE: You have 1,000 unexercised stock options at an option price of $2.08. These options will be cashed out at the tender offer of $6.38 per share.
$6.38 — $2.08 = $4.30 per share. Multiply this by 1,000 shares for a gross Option Consideration of $4,300.00.
Out-of-the Money Options. If you have any unexercised options with a purchase price at or above the $6.38 tender offer from Trinity, these options will be automatically canceled at closing without the payment of additional consideration.
Q: When will I receive my Option Consideration? Will taxes be withheld from my payment?
A: You will receive a check for your Option Consideration as soon as possible after closing with no taxes withheld. You will be responsible for paying all applicable taxes and at calendar year-end you will receive a form 1099 reporting this income to you.
Q: What do I have to do to receive my Option Consideration?
A: Attached to this memorandum is an Option Surrender Agreement which contains specific information concerning your options and the Option Consideration you are entitled to receive.
PLEASE SIGN THE ENCLOSED SIGNATURE PAGE TO YOUR OPTION SURRENDER AGREEMENT AND RETURN IT AS DIRECTED BELOW BEFORE FEBRUARY 5, 2010 IN ORDER TO RECEIVE YOUR OPTION CONSIDERATION IN A TIMELY MANNER AT THE CLOSING OF THE ACQUISITION. IF YOU DO NOT RETURN YOUR OPTION SURRENDER AGREEMENT SIGNATURE PAGE BY THAT DATE YOUR PAYMENT WILL BE DELAYED UNTIL YOU DO SO.
Please return your signed Option Surrender Agreement signature page to:
Joan R. Riley
General Counsel
Quixote Corporation
35 East Wacker Drive
Chicago, Illinois 60601
Fax: 312.467.1356
You should retain your copy of the Option Surrender Agreement for your records.
Q: Who do I contact with additional questions about my stock options?

A: Please contact Joan R. Riley, Quixote’s Vice President and General Counsel by telephone at 312.705.8440 or by email at joan.riley@quixotecorp.com.
Q: Where can I find additional information about the acquisition?
Trinity’s ongoing cash tender offer for Quixote for $6.38 per share commenced on January 7, 2010 and currently is scheduled to remain open until February 4, 2010. In connection with the tender offer, Trinity filed a Tender Offer Statement in Schedule TO with the U.S. Securities and Exchange Commission (“SEC”) on January 7, 2010, as amended on January 15, 2010 and January 21, 2010 (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) (as so amended the “Tender Offer Statement”). In addition, on January 7, 2010, Quixote filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended on January 15, 2010, January 19, 2010 and January 22, 2010, with respect to the Tender Offer. You may obtain copies of these documents for free at the SEC’s website at www.sec.gov.
This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company pursuant to Trinity’s tender offer or otherwise. Any offers to purchase or solicitations of offers to sell are being made only pursuant to the Tender Offer Statement.